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                                                                    EXHIBIT 10.4

                                                       ADOPTED SEPTEMBER 3, 2001

                                  AMENDMENT OF
                           COMPAQ COMPUTER CORPORATION
                         1985 EXECUTIVE AND KEY EMPLOYEE
                                STOCK OPTION PLAN


RESOLVED, that pursuant to Article 10 of the Compaq Computer Corporation 1985 Executive and Key Employee Stock Option Plan (the "Plan"), the Plan is amended effective as of September 4, 2001, with respect to Options granted prior to September 1, 2001, as follows:


3. Article VIII, Section 8.08 (a) of the Plan is hereby amended by adding the following proviso to the first sentence of Section 8.08(a)(i):

                           ; provided, however, that if, within one year following an occurrence of a Change in Control, the Optionee's employment is terminated in a Qualifying Termination (as defined in paragraph (d) below), the Optionee shall have the right to exercise such Option until the earlier of (1) the third anniversary of such termination of employment or (2) the date such Option would have expired had it not been for such termination of employment. For purposes of applying the immediately preceding proviso with respect to treatment of Options in the event of a Qualifying Termination, the definition of a Change in Control set forth in Section 7.03 of Article VII shall be revised by substituting the phrase "a merger or consolidation of the Company with any other corporation is consummated" for the phrase "the stockholders of the Company approve a merger or consolidation of the Company with any other corporation" in clause (iii) of said Section 7.03.

4. Article VIII, Section 8.08(d) is hereby amended by adding the following after the last sentence thereof:

                           For purposes of subparagraph (a) above, the term "Qualifying Termination" shall have the meaning ascribed to such term in the Optionee's individual employment or severance agreement with the Company or its Subsidiaries. If the Optionee is not a party to an individual employment or severance agreement with the Company or its Subsidiaries, the term "Qualifying Termination" shall have the meaning ascribed to the term "Qualified Termination" in the Compaq Computer Corporation employee severance plan in which such Optionee is eligible to participate.